Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES STRONG FIRST QUARTER 2024 RESULTS

HIGHLIGHTS
•Q1 Revenue of $1.144 billion and Topgolf same venue sales of -7% – both in line with expectations.
•Net Income of $7 million, Non-GAAP Net Income of $16 million and Adjusted EBITDA of $161 million – all ahead of expectations.
•Company reaffirmed full year Adjusted EBITDA guidance and increased full year earnings per share and cash generation outlook.
•Ai Smoke clubs achieved #1 U.S. market share in Driver, Fairway Woods and Irons and the new Chrome Tour golf balls drove record 11% market share in the premium ball category.
•Successfully completed term loan repricing, repurchased an additional one million shares of common stock and announced plans to pay down $50 million of term loan debt.

CARLSBAD, CA /May 8, 2024/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”, “we”, “our”, “us”) (NYSE: MODG) announced its financial results for the first quarter ended March 31, 2024.

“We are pleased with our overall first quarter results with consolidated revenue and Topgolf same venue sales being in line with our guidance and our achieving better than expected net income, Adjusted EBITDA, EPS and cash performance,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “We are particularly pleased with Topgolf’s continued operational improvements as well as our performance in Golf Equipment where we gained market share with our new Ai Smoke clubs achieving the #1 market share in Driver, Fairway Woods and Irons and our new Chrome Tour balls driving our highest market share ever in the premium golf ball category. Finally, we continued our digital transformation with the recent launch of our new cross-brand consumer data platform, which will help unlock further synergies between our brands. Despite strong performance in our core businesses, we are lowering our annual revenue guidance by $80 million to a range of $4,435 to $4,475 million reflecting significant currency volatility and weaker trends at our Jack Wolfskin business. That said, we remain confident in our ability to drive bottom line and cash improvements and are reaffirming our adjusted EBITDA guidance and increasing our EPS and cash flow expectations, as well as paying off $50 million of term loan debt.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three months ended March 31, 2024 and 2023:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended March 31,
	2024	2023	$ Change	% Change
Net revenues	$1,144.2	$1,167.4	$(23.2)	(2.0)%
Income from operations	66.9	80.5	(13.6)	(16.9)%
Other expense, net	(55.4)	(59.7)	4.3	(7.2)%
Income before taxes	11.5	20.8	(9.3)	(44.7)%
Income tax provision (benefit)	5.0	(4.2)	9.2	n/m
Net income	$6.5	$25.0	$(18.5)	(74.0)%
Earnings per share - diluted	$0.04	$0.13	$(0.09)	(69.2)%
Weighted-average common shares outstanding - diluted	184.4	201.5	(17.1)	(8.5)%

NON-GAAP RESULTS
Non-GAAP results exclude certain non-cash and non-recurring adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended March 31,
	2024	2023	$ Change	% Change	Constant Currency vs. 2023(1)
Net revenues	$1,144.2	$1,167.4	$(23.2)	(2.0)%	(1.3)%
Income from operations	74.4	91.0	(16.6)	(18.2)%	(13.0)%
Other expense, net	(50.6)	(48.4)	(2.2)	4.5%
Income before taxes	23.8	42.6	(18.8)	(44.1)%
Income tax provision	8.0	9.4	(1.4)	(14.9)%
Net income	$15.8	$33.2	$(17.4)	(52.4)%
Earnings per share - diluted	$0.09	$0.17	$(0.08)	(49.6)%
Weighted-average common shares outstanding - diluted	184.4	201.5	(17.1)	(8.5)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net revenue of $1,144.2 million was in line with our expectations and decreased 2.0% year-over-year, due to a 15.2% decrease in the Active Lifestyle segment, which offset a 4.8% and 1.4% increase in the Topgolf and Golf Equipment segments, respectively.

Income from operations decreased $13.6 million on a GAAP basis and $16.6 million on a non-GAAP basis. The decrease was largely driven by a $12.6 million decrease in Active Lifestyle operating income, partially offset by increases in Golf Equipment and Topgolf operating income.

Net income decreased $18.5 million on a GAAP basis and $17.4 million on a non-GAAP basis compared to the same period in the prior year. This decrease was primarily attributable to the decrease in operating income previously mentioned.

Adjusted EBITDA of $160.9 million grew 2.3%, driven primarily by an $11.7 million increase at Topgolf.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the periods presented:

(in millions, except percentages)	Three Months Ended March 31,			Constant Currency vs. 2023(1)
	2024	2023	% Change	% Change
Topgolf	$422.8	$403.5	4.8%	4.6%
Golf Equipment	449.9	443.7	1.4%	2.7%
Active Lifestyle	271.5	320.2	(15.2)%	(14.4)%
Net Revenues	$1,144.2	$1,167.4	(2.0)%	(1.3)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the periods presented:

(in millions, except percentages)	Three Months Ended March 31,
	2024	2023	Change
Topgolf	$2.9	$2.8	3.6%
% of segment revenue	0.7%	0.7%	—	bps
Golf Equipment	82.1	81.6	0.6%
% of segment revenue	18.2%	18.4%	(20)	bps
Active Lifestyle	24.7	37.3	(33.8)%
% of segment revenue	9.1%	11.6%	(250)	bps
Total Segment Operating Income	$109.7	$121.7	(9.9)%
% of total segment revenue	9.6%	10.4%	(80)	bps
Constant Currency Total Segment Operating Income			(6.0)%

FIRST QUARTER 2024 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Topgolf
•Segment revenue increased $19.3 million or 4.8%, to $422.8 million, driven primarily by new venues.
•Same venue sales of -7% was in line with our expectations and reflects lapping a post-COVID surge in the corporate events business in Q1 2023 and, separately, extreme weather during January 2024.
•Segment operating income increased $0.1 million to $2.9 million and Segment Adjusted EBITDA increased $11.7 million, or 24.3%, to $59.8 million primarily due to increased revenue from new venues and improved venue level margins.

Golf Equipment
•Segment revenue increased $6.2 million or 1.4% to $449.9 million, primarily due to strong sales from our recent Chrome Tour ball launches as well as the strength of our new Ai Smoke golf clubs.
•Segment operating income increased $0.5 million, primarily due to increased operating efficiencies.

Active Lifestyle
•Segment revenue decreased $48.7 million or 15.2% to $271.5 million resulting primarily from lower wholesale revenue at Jack Wolfskin driven primarily by a soft macro backdrop in Europe as well as a corporate channel sell-in at TravisMathew which occurred during the first quarter of 2023 and did not recur in Q1 2024, as expected.
•Segment operating income decreased $12.6 million due to the decrease in revenue previously mentioned.
The following is a reconciliation of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended March 31,
(in millions)	2024	2023	$ Change
Total segment operating income:	$109.7	$121.7	$(12.0)
Reconciling items(1)	(42.8)	(41.2)	(1.6)
Income from operations	66.9	80.5	(13.6)
Interest expense, net	(58.8)	(49.6)	(9.2)
Other income (expense), net	3.4	(10.1)	13.5
Income before income taxes	$11.5	$20.8	$(9.3)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

2024 BALANCE SHEET HIGHLIGHTS
•Inventory decreased $226.9 million year-over-year to $702.9 million.
•The Company repriced its Term Loan B, reducing its interest rate by 60 basis points, which is expected to result in annualized interest expense savings of approximately $7 million based upon current outstanding principal amounts.
•Since its last earnings call, the Company has repurchased one million shares of its common stock for a total cost of $16.1 million.
•The Company announced plans to accelerate the repayment of the outstanding principal of its Term Loan B with a $50 million partial prepayment at the end of May.

BUSINESS OUTLOOK
The Company’s updated outlook reflects increased foreign currency headwinds, and higher levels of inventory at retail and softer market conditions in Europe negatively impacting the Jack Wolfskin business. Despite these headwinds, the Company is maintaining its Adjusted EBITDA outlook. The Company is also increasing its earnings per share expectations by $0.05 cents per share to reflect the repricing of its term loan, planned repayment of $50 million in term loan debt and improved cash flow. The 2024 projections set forth below are based on the Company’s best estimates at this time.

2024 FULL YEAR OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2024 Current Estimate(1)	2024 Previous Estimate	2023 As Reported(1)
Consolidated Net Revenues	$4,435 - $4,475	$4,515 - $4,555	$4,285
Topgolf Revenue	Approx. $1,960	Approx. $1,960	$1,761
Topgolf Same Venue Sales Growth	Slightly positive to down low single digits	Approx. Flat	1%
Consolidated Adjusted EBITDA(2)	$620 - $640	$620 - $640	$597
Topgolf Adjusted EBITDA(2)	Approx. $350	Approx. $350	$304
Non-GAAP Diluted Earnings per Share(2)	$0.31 - $0.39	$0.26 - $0.34	$0.49
Diluted Shares Outstanding	Approx. 200	Approx. 202	201

(1) 2024 includes an estimated $45 million unfavorable year-over-year foreign currency impact on revenue and an estimated $24 million unfavorable foreign currency impact on profit translation. 2023 As Reported amounts include $13.4 million in positive hedge gains.

(2) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

2024 SECOND QUARTER OUTLOOK
(in millions)
	Q2 2024 Estimate(1)	Q2 2023 As Reported(1)
Consolidated Net Revenues	$1,180 - $1,200	$1,180
Consolidated Adjusted EBITDA	$191 - $201	$206

(1) 2024 estimates include approximately $17 million of unfavorable foreign currency impact on revenue and approximately $9 million of unfavorable foreign currency impact on profit translation. Q2 2023 As Reported amounts include minimal hedge gains.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, May 8, 2024, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization and depreciation of acquired intangible assets and purchase accounting adjustments. For 2024, non-recurring items include charges related to our debt repricing, costs related to a 2023 cybersecurity incident, and IT integration and implementation costs stemming primarily from the merger with Topgolf. For 2023, non-recurring items include legal costs, credit agency fees, and losses associated with our 2023 debt modification, combined with IT integration and implementation costs stemming primarily from the merger with Topgolf, charges related to the impairment and abandonment of the Shankstars media game, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments and costs related to a 2023 cybersecurity incident.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

Adjusted Free Cash Flow. The Company defines Adjusted Free Cash Flow as cash flows from operating activities, less capital expenditures net of proceeds from lease financing and net of proceeds from government grants.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share, and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on GAAP financial measures.

Definitions
Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) second quarter and full year 2024 guidance (including net revenues, Topgolf revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, non-GAAP diluted earnings per share, same venue sales growth, cash generation and diluted shares outstanding), strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, expected interest savings from the debt repricing, the planned accelerated pay down of the Term Loan B and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$233.9	$393.5
Restricted cash	0.7	0.8
Accounts receivable, net	423.9	200.5
Inventories	702.9	794.4
Other current assets	231.8	238.9
Total current assets	1,593.2	1,628.1
Property, plant and equipment, net	2,167.6	2,156.5
Operating lease right-of-use assets, net	1,402.8	1,410.1
Goodwill and intangible assets, net	3,493.5	3,494.2
Other assets, net	434.9	431.7
Total assets	$9,092.0	$9,120.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$410.5	$480.5
Accrued employee compensation and benefits	118.1	113.1
Asset-based credit facilities	52.2	54.7
Operating lease liabilities, short-term	86.7	86.4
Construction advances	61.8	59.3
Deferred revenue	106.7	110.9
Other current liabilities	39.0	42.7
Total current liabilities	875.0	947.6
Long-term debt, net	1,519.2	1,518.2
Operating lease liabilities, long-term	1,430.7	1,433.4
Deemed landlord financing obligations	1,013.7	980.0
Deferred taxes, net	41.9	36.7
Other long-term liabilities	324.5	326.5
Total shareholders’ equity	3,887.0	3,878.2
Total liabilities and shareholders’ equity	$9,092.0	$9,120.6

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenues:
Products	$726.1	$767.6
Services	418.1	399.8
Total net revenues	1,144.2	1,167.4
Costs and expenses:
Cost of products	412.9	442.0
Cost of services, excluding depreciation and amortization	41.6	44.4
Other venue expense	323.4	305.5
Selling, general and administrative expense	273.0	268.5
Research and development expense	23.2	22.8
Venue pre-opening costs	3.2	3.7
Total costs and expenses	1,077.3	1,086.9
Income from operations	66.9	80.5
Interest expense, net	(58.8)	(49.6)
Other income (expense), net	3.4	(10.1)
Income before taxes	11.5	20.8
Income tax provision (benefit)	5.0	(4.2)
Net income	$6.5	$25.0

Earnings per common share:
Basic	$0.04	$0.13
Diluted	$0.04	$0.13
Weighted-average common shares outstanding:
Basic	183.7	185.2
Diluted	184.4	201.5

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$6.5	$25.0
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	65.4	56.1
Non-cash interest on financing and deemed landlord financed leases	13.1	9.0
Amortization of debt discount and issuance costs	1.5	2.1
Deferred taxes, net	5.4	(3.7)
Share-based compensation	13.1	12.4
Loss on disposal of long-lived assets	0.9	—
Unrealized net (gains) losses on hedging instruments and foreign currency	(2.8)	3.1
Loss on debt modification	4.7	10.5
Changes in assets and liabilities, net of impacts from business combinations	(181.1)	(266.6)
Net cash used in operating activities	(73.3)	(152.1)

Cash flows from investing activities, net of impacts of business combinations:
Capital expenditures	(65.4)	(121.4)
Asset acquisitions, net of cash acquired	—	(18.4)
Business combinations, net of cash acquired	(23.3)	—
Investment in golf-related ventures	(0.3)	—
Acquisition of intangible assets	(0.2)	(0.5)
Proceeds from sale of property and equipment	0.1	0.4
Net cash used in investing activities	(89.1)	(139.9)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	—	1,224.8
Repayments of long-term debt and DLF obligations	(12.0)	(775.8)
Repayments of credit facilities, net	—	(219.4)
Debt issuance costs	(0.2)	(1.2)
Repayments of financing leases	(1.5)	(1.0)
Proceeds from lease financing	27.2	51.6
Exercise of stock options	—	3.6
Acquisition of treasury stock	(6.2)	(9.2)
Net cash provided by financing activities	7.3	273.4
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.4)	0.6
Net decrease in cash, cash equivalents and restricted cash	(159.5)	(18.0)
Cash, cash equivalents and restricted cash at beginning of period	398.8	203.3
Cash, cash equivalents and restricted cash at end of period	239.3	185.3
Less: restricted cash(1)	(5.4)	(4.7)
Cash and cash equivalents at end of period	$233.9	$180.6

(1) Includes $0.7 million and $0.5 million of short-term restricted cash and $4.7 million and $4.2 million of long-term restricted cash included in other assets for the periods ended March 31, 2024 and 2023, respectively.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended March 31,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Venues	$405.7	$386.7	$19.0	4.9%	4.8%
Topgolf other business lines	17.1	16.8	0.3	1.8%	1.2%
Golf Clubs	345.9	350.8	(4.9)	(1.4%)	0.1%
Golf Balls	104.0	92.9	11.1	11.9%	12.4%
Apparel	159.6	176.1	(16.5)	(9.4%)	(8.1%)
Gear, Accessories & Other	111.9	144.1	(32.2)	(22.3%)	(22.0%)
Total net revenues	$1,144.2	$1,167.4	$(23.2)	(2.0%)	(1.3%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Net Revenues by Region
	Three Months Ended March 31,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
United States	$829.0	$811.1	$17.9	2.2%	2.2%
Europe	141.4	153.6	(12.2)	(7.9%)	(10.2%)
Asia	127.6	160.2	(32.6)	(20.3%)	(13.6%)
Rest of world	46.2	42.5	3.7	8.7%	9.9%
Total net revenues	$1,144.2	$1,167.4	$(23.2)	(2.0%)	(1.3%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Operating Segment Information
	Three Months Ended March 31,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Topgolf	$422.8	$403.5	$19.3	4.8%	4.6%
Golf Equipment	449.9	443.7	6.2	1.4%	2.7%
Active Lifestyle	271.5	320.2	(48.7)	(15.2%)	(14.4%)
Total net revenues	$1,144.2	$1,167.4	$(23.2)	(2.0%)	(1.3%)

Segment operating income:
Topgolf	$2.9	$2.8	$0.1	3.6%
Golf Equipment	82.1	81.6	0.5	0.6%
Active Lifestyle	24.7	37.3	(12.6)	(33.8%)
Total segment operating income	109.7	121.7	(12.0)	(9.9%)
Corporate G&A and other(2)	(42.8)	(41.2)	(1.6)	3.9%
Total operating income	66.9	80.5	(13.6)	(16.9%)
Interest expense, net	(58.8)	(49.6)	(9.2)	18.5%
Other income (expense), net	3.4	(10.1)	13.5	(133.7%)
Total income before income taxes	$11.5	$20.8	$(9.3)	(44.7%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024					2023
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP
Net revenues	$1,144.2	$—	$—	$—	$1,144.2	$1,167.4	$—	$—	$—	$1,167.4
Total costs and expenses	1,077.3	4.7	2.8	—	1,069.8	1,086.9	7.3	3.2	—	1,076.4
Income from operations	66.9	(4.7)	(2.8)	—	74.4	80.5	(7.3)	(3.2)	—	91.0
Other expense, net	(55.4)	(0.1)	(4.7)	—	(50.6)	(59.7)	(0.6)	(10.7)	—	(48.4)
Income before income taxes	11.5	(4.8)	(7.5)	—	23.8	20.8	(7.9)	(13.9)	—	42.6
Income tax provision (benefit)	5.0	(1.2)	(1.8)	—	8.0	(4.2)	(1.9)	(3.4)	(8.3)	9.4
Net income (loss)	$6.5	$(3.6)	$(5.7)	$—	$15.8	$25.0	$(6.0)	$(10.5)	$8.3	$33.2
Earnings per share - diluted	$0.04	$(0.02)	$(0.03)	$—	$0.09	$0.13	$(0.03)	$(0.05)	$0.04	$0.17
Weighted-average shares outstanding - diluted	184.4	184.4	184.4	184.4	184.4	201.5	201.5	201.5	201.5	201.5
(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments related to acquisitions.
(2) Primarily includes $5.7 million in total charges related to our 2024 debt repricing in addition to IT costs related to a 2023 cybersecurity incident and acquisition-related IT integration and implementation costs.

(3) Primarily includes $12.5 million in total charges related to our 2023 debt refinancing and acquisition-related IT integration and implementation costs.
(4) Release of tax valuation allowances recorded in connection with the merger with Topgolf.

	Twelve months ended December 31,
	2023
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$4,284.8	$—	$—	$—	$4,284.8
Total costs and expenses	4,047.1	24.9	37.5	—	3,984.7
Income from operations	237.7	(24.9)	(37.5)	—	300.1
Other expense, net	(202.9)	(0.6)	(10.8)	—	(191.5)
Income before income taxes	34.8	(25.5)	(48.3)	—	108.6
Income tax provision (benefit)	(60.2)	(6.1)	(11.4)	(58.3)	15.6
Net income (loss)	$95.0	$(19.4)	$(36.9)	$58.3	$93.0
Earnings per share - diluted	$0.50	$(0.10)	$(0.18)	$0.29	$0.49
Weighted-average shares outstanding - diluted	201.1	201.1	201.1	201.1	201.1
(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments related to acquisitions.
(2) Primarily includes $12.7 million in total charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, $12.3 million of total reorganization costs in the Topgolf and Active Lifestyle segments, $13.7 million in total charges related to our 2023 debt modification, $4.2 million in IT integration and implementation costs primarily related to the Topgolf merger, and $2.4 million in costs related to a cybersecurity incident.

(3) Related to the release of tax valuation allowances recorded in connection with the merger with Topgolf.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	2024 Trailing Twelve Month Adjusted EBITDA					2023 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	June 30,	September 30,	December 31,	March 31,		June 30,	September 30,	December 31,	March 31,
	2023	2023	2023	2024	Total	2022	2022	2022	2023	Total
Net income (loss)	$117.4	$29.7	$(77.1)	$6.5	$76.5	$105.4	$38.5	$(72.7)	$25.0	$96.2
Interest expense, net	51.7	52.3	56.6	58.8	219.4	32.5	36.4	42.5	49.6	161.0
Income tax (benefit) provision	(45.8)	(3.0)	(7.2)	5.0	(51.0)	2.9	0.3	(3.5)	(4.2)	(4.5)
Non-cash depreciation and amortization expense	58.6	61.0	64.0	65.4	249.0	48.9	48.4	53.0	56.1	206.4
Non-cash stock compensation and stock warrant expense, net	12.3	13.2	8.4	14.2	48.1	11.6	10.3	9.7	12.5	44.1
Non-cash lease amortization expense	4.4	4.5	4.4	3.5	16.8	6.6	4.4	4.5	4.6	20.1
Non-recurring items, before taxes(1)	7.6	5.6	20.7	7.5	41.4	(0.6)	6.1	3.1	13.7	22.3
Adjusted EBITDA	$206.2	$163.3	$69.8	$160.9	$600.2	$207.3	$144.4	$36.6	$157.3	$545.6

(1) In 2024, amounts include charges related to the 2024 debt repricing, IT costs related to a 2023 cybersecurity incident, and IT integration and implementation costs stemming primarily from the merger with Topgolf. In 2023, amounts include charges related to the impairment and abandonment of the Shankstars media game, charges in connection with the 2023 debt refinancing, IT integration and implementation costs stemming primarily from the merger with Topgolf, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments, and costs related to a cybersecurity incident.

Reconciliation of Consolidated Non-GAAP Adjusted Free Cash Flow	Three Months Ended March 31
	2024	2023
GAAP cash flows used in operations (1)	$(73.3)	$(152.1)
Less: capital expenditures (1)	(65.4)	(121.4)
Add: proceeds from lease financing(1)	27.2	51.6
Consolidated Non-GAAP Adjusted Free Cash Flow	$(111.5)	$(221.9)
(1) Source: Condensed consolidated statement of cash flows within the Company’s quarterly report on Form 10-Q.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

Reconciliation of Topgolf Adjusted Segment EBITDA	Three Months Ended March 31,
	2024	2023

Topgolf Segment operating income(1):	$2.9	$2.8
Non-GAAP depreciation and amortization expense	48.5	36.6
Non-Cash stock compensation expense	5.2	4.1
Non-cash lease amortization expense	3.2	4.5
Other expense, net	—	0.1
Topgolf Adjusted Segment EBITDA	$59.8	$48.1

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

Reconciliation of Topgolf Adjusted Segment EBITDA	Twelve Months Ended December 31,
2023

Topgolf Segment operating income(1):	$108.8
Non-GAAP depreciation and amortization expense	164.9
Non-cash stock compensation expense	12.9
Non-cash lease amortization expense	17.1
Other expense, net	0.6
Topgolf Adjusted Segment EBITDA	$304.3

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.